Exhibit 1.1

Execution Copy

5,000,000 Shares

MELA SCIENCES, INC.

Common Stock

(par value $0.001 per share)

UNDERWRITING AGREEMENT

December 15, 2011

Leerink Swann LLC

Needham & Company, LLC

First Analysis Securities Corporation

    c/o Leerink Swann LLC

One Federal Street, 37th Floor

Boston, MA 02110

Ladies and Gentlemen:

MELA Sciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to Leerink Swann LLC (“Leerink”), Needham & Company, LLC (“Needham”) and First Analysis Securities Corporation (“FASC”, and together with Leerink and Needham, collectively, the “Underwriters”), and the Underwriters severally agree to purchase, subject to the terms and conditions stated in this Agreement, an aggregate of 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) as set forth in Schedule III hereto. The Shares (as hereinafter defined) are more fully described in the Registration Statement (as hereinafter defined). Leerink is acting as the representative of the Underwriters and in such capacity is hereinafter referred to as the “Representative.”

The Company confirms as follows its agreements with the Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Shares set forth opposite that Underwriter’s name in Schedule III hereto at the purchase price of $3.0225 for each Share (“Purchase Price”); provided that, in order to comply with Nasdaq rules, 42,915 of the Shares are being purchased and re-sold to certain affiliates of the Company at a purchase price of $3.97 per share, which was the closing price for the Common Stock on the Nasdaq Capital Market on December 15, 2011. The Company has been advised by the Underwriters that they propose to make a public offering of the Shares as soon after this Agreement has become effective as in their judgment is advisable. The Company is further advised by the Underwriters that the Shares are to be offered to the public initially at $3.25 per Share (other than the 42,915 Shares being sold to certain affiliates of the Company which will be sold at a price of $3.97 per share).

2. Delivery and Payment. Delivery of the Shares shall be made to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the fourth) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representative through the facilities of The Depository Trust Company (“DTC”).

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company meets the requirements for the use of Form S-3 and a registration statement (Registration No. 333-167113) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations issued thereunder (collectively referred to as the “Rules and Regulations”), has been filed with the Securities and Exchange Commission (the “Commission”), and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Securities Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) under the Securities Act (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto through such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein under the Securities Act (including Rule 430B thereof) is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder (collectively, the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”). The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply with all applicable provisions of the Securities Act and the Exchange Act and will contain all statements required to be stated therein in accordance with the Securities Act and the Exchange Act. As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date,

the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) any General Use Free Writing Prospectus(as) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the documents (if any) listed on Schedule I hereto, each as applicable, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For purposes of this Agreement:

“Applicable Time” means 10:10 p.m. (Eastern Time) on the date of this Agreement.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule I to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations issued thereunder (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the rules of the NASDAQ Capital Market (“NASDAQ CM”) and the American Stock Exchange.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct any untrue statement or omission.

The foregoing representations and warranties in this Section 3(a) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that (i) the statements set forth in the last paragraph on the front cover page concerning the terms of the offering by the Underwriters and (ii) the statements concerning the Underwriters contained in the first (concerning the Underwriters), fourth (concerning any selected dealer agreement) and tenth (concerning stabilization by the Underwriters) paragraphs, in each case under the heading “Underwriting” (the “Underwriters’ Information”) in the Prospectus Supplement and the Pricing Prospectus and the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Representative by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus or any amendment or supplement thereto.

(b) Documents Incorporated by Reference. The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(c) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, all as described in Rule 405.

(d) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing

(i) would not have, singly or in the aggregate, a material adverse effect on the Company or its businesses, properties, business prospects, condition (financial or other) or results of operations or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), is referred to herein as a “Material Adverse Effect”).

(e) Subsidiaries. The Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X under the Securities Act.

(f) Capital Stock. The Shares to be issued and sold by the Company to the several Underwriters under this Agreement and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Shares contained in the Prospectus; the stockholders of the Company have no statutory or contractual preemptive rights with respect to its Common Stock; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any statutory or contractual preemptive rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Prospectus. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment.

(h) Financial Statements. The financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act and the Exchange Act. No other financial statements or schedules of the Company are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus. EisnerAmper LLP (the “Accountants”), who have reported on such financial statements and schedules included in the company’s annual report on Form 10-K, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent accountants with respect to the Company as required by the Securities Act and Rule 3600T of the PCAOB. The summary and selected financial data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement. Audited the FS included in the annual report

(i) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package and prior to or on the Closing Date, except as set forth in or contemplated by the Registration Statement and the General Disclosure Package and the Prospectus, (i) the Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; (ii) there has not been and will not have been any change in the capitalization or long-term debt of the Company (other than in connection with the exercise of outstanding warrants or the grant or exercise of options to purchase the Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor, or the issuance of shares under the Company’s existing employee stock purchase plan as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (iii) the Company has not incurred and will not incur, except in the ordinary course of business as described in the General Disclosure Package and the Prospectus, any material liabilities or obligations, direct or contingent, the Company has not entered into and will not enter into, except in the ordinary course of business as described in the General Disclosure Package, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(j) Not an Investment Company. The Company is not, will not become as a result of the transactions contemplated hereby, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations issued thereunder (collectively, the “Investment Company Act”).

(k) Litigation. Except as set forth in the General Disclosure Package and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or against any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

(l) Absence of Existing Defaults and Conflicts. The Company is not, and at the Closing Date, will not be, (i) in violation of any provision of its certificate of incorporation or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(m) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, including the offering and sale of the Shares, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering of the Shares.

(n) Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The Company has full corporate power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (A) the certificate of incorporation or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except, in the case of clause (i)(B), any lien, breach, violation, conflict, default or acceleration that, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.

(o) Consent and Approvals. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, FINRA and the NASDAQ CM in connection with the offering and sale of the Shares by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Shares or the consummation of the transactions contemplated hereby or thereby.

(p) Title to Property. The Company has good and marketable title to all properties and assets described in the General Disclosure Package and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by it. The Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.

(q) Off Balance Sheet Interests and Contracts. There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts that would be required to be described or filed as set forth in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(r) Offering Material; Stabilization. The Company has not distributed, and will not distribute prior to (i) the later of the Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, any Permitted Free Writing Prospectus (as defined in Section 4(b) below), the Pricing Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company in connection with the offering, which rights have not been waived by the holder thereof as of the date hereof.

(t) Listing. The Common Stock is registered under Section 12(b) of the Exchange Act and is traded on the NASDAQ CM. The Company is in material compliance with all applicable corporate governance requirements set forth in the Nasdaq Market Place Rules that are currently in effect. No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ CM is required for the listing and trading of the Common Stock on the NASDAQ CM, except for (i) a Notification Form: Listing of Additional Shares and (ii) a Notification Form: Change in the Number of Shares Outstanding.

(u) Possession of Intellectual Property. Except as specifically disclosed in the General Disclosure Package and the Prospectus, (i) the Company owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case sufficient to conduct its business as now conducted and as now proposed to be conducted, and to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company is invalid or unenforceable, (ii) the Company has no actual knowledge of any infringement by it of Intellectual Property rights of others, where such infringement would reasonably be expected to have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any Intellectual Property that would reasonably be expected to have a Material Adverse Effect, (iv) there is no claim being made against the Company or, to the actual knowledge of the Company, any employee of the Company, regarding Intellectual Property or other infringement that would reasonably be expected to have a Material Adverse Effect, and (v) the Company has not received any written notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

(v) Taxes. The Company has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. The Company has no tax deficiency that has been or, to the knowledge of the Company, might reasonably be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

(w) Permits and Licenses. Except as set forth in the General Disclosure Package and Prospectus and specifically represented in this Agreement, the Company owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct its businesses as contemplated in the General Disclosure Package and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company is conducting its business in compliance with all laws, rules and regulations applicable thereto, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(x) FCPA Compliance. The Company has not and, to the Company’s actual knowledge, none of its employees or agents at any time during the last five years have (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(y) Internal Controls and Compliance with Sarbanes-Oxley. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct.

For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley. The Company maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. Since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) ERISA Compliance. The Company has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time) has occurred with respect to any employee benefit plan which would reasonably be expected to result in a Material Adverse Effect.

(aa) Labor Issues. No labor problem or dispute with the employees of the Company exists or, to the Company’s actual knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(bb) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) FINRA Exemption. The Company satisfies the eligibility requirements in existence prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Shares.

(ee) Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (iii) of this subsection (ee) as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Regulatory Authorizations. Except as set forth in the General Disclosure Package and Prospectus and specifically represented in this Agreement, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the General Disclosure Package and the Prospectus, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would individually or in the aggregate have a Material Adverse Effect.

(gg) Conduct of Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus, to the actual knowledge of the Company, were and, if still pending, are being conducted in compliance with all applicable current good laboratory practices and good clinical practices in all material respects. The descriptions of the studies, tests and preclinical and clinical trials, including the related results and regulatory status, contained in the General Disclosure Package or the Final Prospectus are accurate in all material respects. The Company has not received any written notices, correspondence or other communication from the FDA or other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.

(hh) FINRA. The Company nor any of its affiliates (within the meaning of FINRA Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, are controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(ii) NASDAQ CM Approval. No approval of the shareholders of the Company under the rules and regulations of NASDAQ CM (including Rule 5635 of the Nasdaq Listing Rules) is required for the Company to issue and deliver to the Underwriters the Shares.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations (and to the extent deemed necessary by counsel to the Company, certificates of officers of the Company) and hereby consents to such reliance.

4. Certain Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) Filing of Prospectuses. The Company will prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the Securities Act; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, it has not made and will not, make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriters so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to the Underwriters’ Information.

(f) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Prospectus until the completion of the purchase and sale of the Shares contemplated herein and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(g) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 under the Securities Act would be) required to be delivered under the Securities Act in connection with sales by the Company to the Underwriters (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and, to the extent applicable, the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor any Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(h) Furnishing of Prospectuses. The Company will deliver promptly to the Underwriters in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) any Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits),

(vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(i) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(j) Reporting Requirements. During the period of five years after the date of the this Agreement, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request; provided, however, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

(k) Securities Act Rule 158. The Company will make generally available to holders of its securities (including without limitation by publicly filing the same with the Commission) as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(l) Use of Proceeds. The Company will use the net proceeds received in connection with any offering of the Shares in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Prospectus.

(m) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(n) Restriction on Sale of Securities. The Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof and (iv) the issuance of Common Stock to Kingsbridge Capital Limited under that Committed Equity Financing Facility arrangement entered into between the Company and Kingsbridge Capital Limited on May 7, 2009, but any sale or issuances to Kingsbridge under this subsection (iv) shall not be at a price below the public offering price of $3.25 per Share. The Company will cause each executive officer, director, shareholder, optionholder and warrantholder listed in Schedule II to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of the Representative. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (n) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(o) Compliance with Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations.

(p) Correspondence with the Commission. The Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(q) Publicity. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which each Underwriter is notified beforehand), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

(r) Further Actions. The Company will use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares.

(s) Free Writing Prospectuses. The Company represents and agrees that, without the prior written consent of the Representative, and each Underwriter represents and agrees that, without the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters, each of which is set forth Schedule I hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

5. Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the Registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing, filing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, telex or other means of communications; (d) any applicable listing, quotation or other fees; (e) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, blue sky memoranda and legal investment surveys (if any); (f) the cost of preparing and printing stock certificates; (g) all fees and expenses of the registrar and transfer agent of the Shares; and (h) all other costs and expenses incident to the offering of the Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company personnel in connection with any “road show” including, without limitation, any expenses advanced by any Underwriter on the Company’s behalf (which will be promptly reimbursed.); provided that, except to the extent otherwise provided in this Section 5 and Sections 7 and 9, the Underwriters shall pay their own costs and expenses.

6. Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters hereunder, and the Closing of the sale of the Shares, will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representative shall have received the letter, dated the date hereof, of the Accountants, in substantially in the form attached as Exhibit B hereto and a “bring down” comfort letter dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative, in each case addressed to each of the Underwriters, to the effect that they reaffirm the statements made in the letter furnished as of the date hereof, except that the specified date referred to therein for carrying out of the procedures shall be no more no more than three days prior to the Closing Date.

(b) Filing of Prospectus; No Stop Order; No Objection from FINRA. No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and in accordance with Section 3(a); and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(c) No Material Misstatement or Omission. The Representative shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(d) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) No Material Adverse Change. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i)the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, any litigation or other proceeding instituted against the Company, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (e), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(f) No Legal Action. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(g) Opinion of Counsel for the Company. The Representative shall have received an opinion and negative assurance (10b-5) statement, addressed to the Underwriters, dated as of the Closing Date, of Golenbock Eiseman Assor Bell & Peskoe LLP, counsel for the Company, in substantially the form attached as Exhibit C hereto.

(h) Opinion of Counsel for the Underwriters. The Representative shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions, addressed to the Underwriters, dated as of Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Officer’s Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the Board, Chief Executive Officer, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus that was not so set forth, (iii) to the best of their knowledge, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

(j) Lock-up Agreements. On or prior to the date hereof, the Representative shall have received executed lockup letters substantially in the form of Exhibit A from each of the executive officers and directors of the Company and select stockholders of the Company as set forth on Schedule II.

(k) Additional Certificates. The Company shall have furnished to the Representative such certificates (including a Secretary’s Certificate), in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date, of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, as to the accuracy at the Closing Date, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative. The Representative may in its sole discretion waive compliance with any conditions to the obligations of any Underwriter under this Agreement.

(l) Listing of Common Stock. The Shares shall have been accepted for listing on the NASDAQ CM.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, and each of its respective, affiliates, partners, members, directors, officers, managers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties”), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part, on any inaccuracy in the representations and warranties of the Company contained herein, or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. The Company acknowledges that the Underwriters’ Information in the Pricing Prospectus and the Prospectus constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of the Underwriters, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”), to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of such Underwriter, expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. The Company acknowledges that the Underwriters’ Information in the Prospectus constitutes the only information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of the Underwriters expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party, unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commission received by it pursuant to this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

(f) In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7(f) and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Shares that it or they have agreed to purchase hereunder, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Shares that they have respectively agreed to purchase pursuant to Schedule III hereto bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-tenth of such number of Shares without the prior written consent of such Underwriter. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Shares that it or they agreed to purchase hereunder and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Shares and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Survival of Certain Representations and Obligations. The respective indemnities, contribution agreements, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by the Representative or on behalf of the Underwriters, the Company or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Shares or any termination of this Agreement. If the sale and issuance of the Shares by the Company hereunder are not consummated for any reason, the Company will promptly reimburse the Underwriters for all out of pocket expenses reasonably incurred in connection with the offering of the Shares in accordance with Section 5 hereof, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Shares have been purchased under this Agreement, the representations and warranties in Section 3 hereof and all obligations under Sections 4 and 6 hereof shall also remain in effect.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110, Attention: Corporate Finance Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 50 S. Buckhout Street, Suite 1, Irvington, NY 10533, Attention: Dr. Joseph V. Gulfo, Chief Executive Officer.

11. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors, assigns and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. This Agreement shall also inure to the benefit of each of the Underwriters as against the Company, and their respective successors and assigns, which shall be third party beneficiaries hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of each of the Underwriter Indemnified Parties and the indemnities of each of the Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each of the Underwriters responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Termination of this Agreement. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company if, in the sole judgment of the Representative, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the NASDAQ CM, (ii) trading in securities generally on the New York Stock Exchange or the NASDAQ CM shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the NASDAQ CM, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with completion of the offering of the Shares on the terms and in the manner contemplated in the

General Disclosure Package and the Prospectus. In addition, the obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(e) and (f) have occurred.

14. Absence of Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) no Underwriter has assumed any advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (iv) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, with respect to the subject matter hereof.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Applicable Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Underwriters each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriters. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and each of the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

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Execution Copy

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly sign one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

MELA SCIENCES, INC.

By:
Name:
Title:

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

LEERINK SWANN, LLC as Representative of the several Underwriters

By:
Name:
Title:

Signature Page to MELA Underwriting Agreement